EXHIBIT 15

July 11, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 24, 2014 on our review of interim financial information of Alcoa Inc. and its subsidiaries (Alcoa) for the three month periods ended March 31, 2014 and 2013 and included in Alcoa’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 is incorporated by reference in its Registration Statement on Form S-3 dated July 11, 2014.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania